AMENDED AND RESTATED

                             BYLAWS

                               OF

                       INNOTEK CORPORATION
                        (March 25, 1996)










                        TABLE OF CONTENTS
                               OF
                             BYLAWS
                               OF
                       INNOTEK CORPORATION

                                                          Page

I.  OFFICES

     Section 1.     Registered Office                       1
     Section 2.     Other Offices  1

II.  MEETINGS OF SHAREHOLDERS

     Section 1.     Place of Meetings                       1
     Section 2.     Annual Meetings                         1
     Section 3.     Notice                                  1
     Section 4.     List of Shareholders                    1

III.  SPECIAL MEETINGS OF SHAREHOLDERS

     Section 1.     Time and Place                          2
     Section 2.     Who May Call                            2
     Section 3.     Notice                                  2
     Section 4.     Purposes                                2

IV.  QUORUM AND VOTING OF STOCK

     Section 1.     Quorum                                  2
     Section 2.     Vote Required                           2
     Section 3.     Proxy                                   2
     Section 4.     Action Without a Meeting                3

V.  DIRECTORS

     Section 1.     Number                                  3
     Section 2.     Vacancies                               3
     Section 3.     Resignation                             3
     Section 4.     Removal                                 3
     Section 5.     Powers                                  3
     Section 6.     Compensation                            3

VI.  MEETINGS OF THE BOARD OF DIRECTORS

     Section 1.     Place of Meetings                       4
     Section 2.     First Meeting                           4
     Section 3.     Regular Meetings                        4
     Section 4.     Special Meetings                        4
     Section 5.     Quorum                                  4
     Section 6.     Action Without Meeting                  4
     Section 7.     Telephone Conference                    4

VII.  COMMITTEE OF DIRECTORS

     Section 1.     Committees                              5
     Section 2.     Minutes                                 5

VIII.  NOTICES

     Section 1.     Notice                                  5
     Section 2.     Waiver of Notice                        5

IX.  OFFICERS

     Section 1.     Officers                                6
     Section 2.     Election                                6
     Section 3.     Other Officers                          6
     Section 4.     Compensation                            6
     Section 5.     Term of Office                          6
     Section 6.     The Chairman of the Board of Directors  6
     Section 7.     The President                           6
     Section 8.     The Vice President                      6
     Section 9.     The Secretary                           7
     Section 10.    Assistant Secretaries                   7
     Section 11.    The Treasurer                           7
     Section 12.    Assistant Treasurers                    7

X.  CERTIFICATES OF STOCK

     Section 1.     Certificates                            8
     Section 2.     Facsimile Signatures                    8
     Section 3.     Lost Certificates                       8
     Section 4.     Transfers of Stock                      8
     Section 5.     Fixing Record Date                      8
     Section 6.     Registered Shareholders                 9

XI.  GENERAL PROVISIONS

     Section 1.     Dividends                               9
     Section 2.     Reserves                                9
     Section 3.     Checks                                  9
     Section 4.     Fiscal Year                             9
     Section 5.     Seal                                    9
     Section 6.     Miscellaneous                           9

XII.  INDEMNIFICATION

     Section 1.     Actions, Suits or Proceedings Other
                    Than by or in the Right of the
                    Corporation                             10
     Section 2.     Actions or Suits by or in the Right
                    of the Corporation                      10
     Section 3.     Indemnification for Costs, Charges,
                    and Expenses of Successful Party        10
     Section 4.     Determination of Right to
                    Indemnification                         11
     Section 5.     Advanced Costs, Charges and Expenses    11
     Section 6.     Other Rights; Continuation of Right
                    to Indemnification                      12
     Section 7.     Insurance                               12
     Section 8.     Savings Clause                          12

XIII.  AMENDMENTS

     Section 1.     Amendments, Repeal, etc.                12







                             BYLAWS

                               OF

                       INNOTEK CORPORATION


                            ARTICLE I
                             OFFICES
                             -------

     Section 1.  Registered Office.  The registered office of
Innotek, Inc. (the "Corporation") shall be in the City of Little
Rock, State of Arkansas.

     Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Arkansas (amended November 3, 1989) as the Board of Directors or the business of the Corporation may require.


                           ARTICLE II
                    MEETINGS OF SHAREHOLDERS
                    ------------------------

     Section 1. Place of Meetings. All meetings of the shareholders for the election of directors shall be held in Little Rock, Arkansas, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Arkansas (amended November 3, 1989) as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of shareholders for any other purpose may be held at such time and place, within and without the State of Arkansas (amended November 3, 1989), as shall be stated in the notice of the meeting or in a duly-executed waiver of notice thereof.

     Section 2. Annual Meetings. Annual meetings of shareholders, commencing with the year 1995, shall be held on the first Wednesday in May, with the time and place to be designated in the notice to shareholders (amended November 30, 1994), or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of meeting, at which they shall elect by a majority vote directors in accordance with the Certificate of Incorporation, and transact such other business as may properly be brought before the meeting.

     Section 3. Notice. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given each shareholder entitled to vote at such meeting not less than ten (10) or more than sixty (60) days before the date of the meeting.

     Section 4. List of Shareholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.


                           ARTICLE III
                SPECIAL MEETINGS OF SHAREHOLDERS
                --------------------------------

     Section 1. Time and Place. Special meetings of shareholders for any purpose may be held at such time and place within or without the State of Arkansas as shall be stated in the notice of the meeting or in the duly executed waiver of notice thereof.

     Section 2. Who may Call. Special meetings of the share-holders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board or the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting.

     Section 3. Notice. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each shareholder entitled to vote at such meeting.

     Section 4. Purposes. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.


                           ARTICLE IV
                   QUORUM AND VOTING OF STOCK
                   --------------------------

     Section 1. Quorum. The holders of record of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of


                            ARTICLE V
                            DIRECTORS
                            ---------

     Section 1. Number. The number of directors which shall constitute the Board shall be seven. Six of the Board members shall serve staggered three (3) year terms with two Directors elected at each annual meeting of the shareholders. One Director shall elected to a five (5) year term. Except as provided in
Section 2 of this Article, each director elected shall hold office until his successor is elected and qualified. Directors need not be shareholders. (Amended January 5, 1994.)

     Section 2. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until their successors are duly elected and qualified, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

     Section 3. Resignation. Any director or member of a commit-tee may resign at any time by giving written notice to the President or the Secretary. Such resignation shall take effect at any time specified therein after written notice thereof has been received by the President or the Secretary, or if the time be not specified, upon receipt thereof by the President or the Secretary and, unless otherwise specified therein, an acceptance of such resignation shall not be necessary to make it effective.

     Section 4. Removal. Any director or directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors.

     Section 5. Powers. The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

     Section 6. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.


                           ARTICLE VI
               MEETINGS OF THE BOARD OF DIRECTORS
               ----------------------------------

     Section 1. Place of Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Arkansas.

     Section 2. First Meeting. The first meeting of the Board of Directors following a meeting of shareholders at which directors were elected shall be held immediately following and at the same place as such shareholders' meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at said time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

     Section 3. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

     Section 4. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, the President or the Secretary on one day's notice to each director, either personally or by mail or by telegram; special meetings shall be called by any such officer in like manner and on like notice on the written request of three (3) directors.

     Section 5. Quorum. At all meetings of the Board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically required by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 6. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     Section 7. Telephone Conference. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.


                           ARTICLE VII
                     COMMITTEE OF DIRECTORS
                     ----------------------

     Section 1. Committees. The Board of Directors may, by reso-lution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it: but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the shareholders a dissolution of the Corporation or a revocation of a dissolution, amending or repealing any resolution of the Board which by its terms shall not be so amendable or repealable, or amending the Bylaws of the Corporation: and, unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     Section 2. Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.


                          ARTICLE VIII
                             NOTICES
                             -------

     Section 1. Notice. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram or electronic facsimile, in which event it shall be deemed to have been given when deposited with a telegraph or electronic facsimile office for transmission.

     Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                           ARTICLE IX
                            OFFICERS
                            --------

     Section 1. Officers. The officers of the corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, Chief Operating Officer, President, Chief Financial Officer, General Counsel, Senior Vice President, Executive Vice President, Vice President and Secretary (amended March 25, 1996). The Board of Directors may also choose a Chairman of the Board, a Vice-President or a Treasurer, who shall have the powers enumerated in the Bylaws, and additional vice-presidents (who may have additional designations as to seniority or function), and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

     Section 2. Election. The Board of Directors at its first meeting after each annual meeting of shareholders shall choose a Chairman of the Board of Directors, a Chief Executive Officer, Chief Operating Officer, President, Chief Financial Officer, General Counsel, one or more Senior Vice Presidents, Executive Vice Presidents, Vice Presidents and a Secretary.

     Section 3. Other Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

     Section 4. Compensation. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

     Section 5. Term of Office. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

     Section 6.  The Chairman of the Board of Directors.  The
Chairman of the Board of Directors shall preside, when present, at meetings of the Board of Directors, and have such other duties as may be assigned to him by the Board of Directors.

     Section 7. The Chief Executive Officer. The Chief Executive Officer of the corporation, shall preside at all meetings of the shareholders, shall in absence of the Chairman of the Board of Directors, preside at all meetings of the Board of Directors, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall be empowered to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

     Section 8. The President. The President shall preside at all meetings of the shareholders, shall in absence of the Chairman of the Board of Directors and Chief Executive Officer, preside at all meetings of the Board of Directors, shall have general and active management of the business of the corporation. He shall be empowered to execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

     Section 9. Chief-Operating Officer. The duties and responsibilities of the Chief-Operating Officer will be designated under the position as appointed by the Board of Directors.

     Section 10. General Counsel. The duties and responsibilities of the General Counsel will be designated under the position as appointed by the Board of Directors.

     Section 11. Senior Vice President, Executive Vice President, Vice President. In the absence of the President or in the event of his inability or refusal to act, the Vice-President (or in the event there be more than one vice-president, the vice-presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice-Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 12. The Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the share-holders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President or any Vice-President, under whose supervision he shall be. He shall have custody of the corporate seal (if any) of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal (if any) of the Corporation and to attest the affixing by his signature.

     Section 13. Assistant Secretaries. The Assistant Secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 14. The Chief-Financial Officer. The Chief-Financial Officer shall have the custody of the Corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief-Financial Officer or President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Chief-Financial Officer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

     Section 15. Assistant To Chief-Financial Officer. The Assistant To Chief-Financial Officer, or if there shall be more than one, the assistants to the Chief-Financial Officer in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Chief-Financial Officer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Chief-Financial Officer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.


                            ARTICLE X
                      CERTIFICATES OF STOCK
                      ---------------------

     Section 1. Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the President or Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of share~ owned by him in the Corporation. If the Corporation is authorized to issue shares of more than one class there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the Corporation will furnish to any stockholder upon request and without charge, a summary statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, if the Corporation is authorized to issue any preferred or special class in series, the variations in relative rights and preferences between the shares of each such series so far as the same have been fixed and determined, or the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

     Section 2. Facsimile Signatures. Any of or all the signa-tures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such cer-tificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     Section 3. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition pre-cedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 4. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a cer-tificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 5. Fixing Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to Corporation action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action requiring such determination of shareholders. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders made in accordance with this section shall apply to any adjournment of the meeting.

     Section 6. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Arkansas.


                           ARTICLE XI
                       GENERAL PROVISIONS
                       ------------------

     Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

     Section 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     Section 3. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     Section 4. Fiscal Year. The fiscal year of the Corporation shall be the 12-month period ending December 31, or any other date fixed by resolution of the Board of Directors.

     Section 5. Seal. The corporation may, but is not required to, have a corporate seal which shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Arkansas". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. However, the Corporation shall not have a seal unless a decision to do so is made by the Board of Directors.

     Section 6. Miscellaneous. Unless otherwise ordered by the Board of Directors, Chairman of the Board, the President or any Vice-President or the Secretary or the Treasurer in person or by proxy or proxies appointed by any of them shall have full power and authority on behalf of the Corporation to vote, act and consent with respect to any shares of stock issued by other corporations which the Corporation may own or as to which the Corporation otherwise has the right to vote, act or consent.


                           ARTICLE XII
                         INDEMNIFICATION
                         ---------------

     Section 1. Actions, Suits or Proceedings Other Than by or in the Right of the Corporation. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the fight of the Corporation) by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in of not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 2. Actions or Suits by or in the Right of the Corporation. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Arkansas or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

     Section 3. Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding the other provisions of this Article, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, he may be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith;.

     Section 4. Determination of Right to Indemnification. Any indemnification under Sections 1 and 2 of this Article (unless ordered by a court) may be paid by the Corporation unless a determination is made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders, that indemnification of the director, officer, employee or agent is not proper in the cir-cumstances because he has not met the applicable standard of con-duct set forth in Sections 1 and 2 of this Article.

     Section 5. Advance of Costs, Charges and Expenses. Costs, charges and expenses (including attorneys' fees) incurred by a person referred to in Sections 1 and 2 of this Article in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by of on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article. Such costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may, in the manner set forth above, and upon approval of such director, officer, employee or agent of the Corporation, authorize the Corporation's counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

     Section 6. Other Rights; Continuation of Right to Indemnification. The indemnification and advance of expenses provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. Any repeal or modification of this Article or any repeal or modification of relevant provisions of the Arkansas General Corporation Law or any other applicable laws shall not in any way diminish any rights to indemnification of such director, officer, employee or agent or the obligations of the Corporation arising hereunder.

     Section 7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire Board of Directors.

     Section 8. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation may nevertheless indemnify each director, officer, employee and agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the fight of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.


                          ARTICLE XIII
                           AMENDMENTS
                           ----------

     Section 1. Amendments, Repeal, etc. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the shareholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the shareholders or of the Board of Directors or at any special meeting of the shareholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting. If any Bylaw regulating an impending election of Directors is adopted or amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of the stockholders of the Corporation for the election of directors by Bylaw so adopted or amended or repealed, together with a concise statement of the changes.